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                              HALE AND DORR LLP
                              Counsellors at Law
                 60 State Street, Boston, Massachusetts 02109
                       617-526-6000 * FAX 617-526-5000

                                                                       EXHIBIT 5


                                 May 5, 1998


Sepracor Inc.
111 Locke Drive
Marlborough, MA  02142

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of (i) $189,475,000 principal amount of 6 1/4% Convertible Subordinated Debentures due 2005 ("Debentures") and an aggregate of 3,999,978 shares of Common Stock, $.10 par value per share issuable upon conversion of the Debentures (the "Conversion Shares"), of Sepracor Inc.

         We have examined signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission. We have also examined and relied upon the original or copies of minutes of meetings of the stockholders and Board of Directors of the Company, stock record books of the Company, a copy of the By-Laws of the Company, as amended, and a copy of the Certificate of Incorporation of the Company, as amended.

         In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, facsimile or photostatic copies, and (iii) the authenticity of the originals of such latter documents.

         Based upon the foregoing, we are of the opinion that:

         1.     The Debentures have been duly and validly authorized and issued;

         2. The Conversion Shares have been duly and validly authorized and when issued upon conversion of the Debentures in accordance with the terms of such Debentures, will be validly issued, fully paid and non-assessable.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.


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Sepracor Inc.
May 5, 1998
Page 2

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Debentures of the Conversion Shares while the Registration Statement is in effect.

                                Very truly yours,

                              /s/ Hale and Dorr LLP

                                Hale and Dorr LLP